Exhibit 23.4

Canadian Engineering Associates Ltd
2544 Weston Road, Unit 208

Toronto, ON M9N 2A6

CANADA

CONSENT OF THIRD-PARTY QUALIFIED PERSON

Canadian Engineering Associates Ltd (“CEA”), in connection with the Current Report on Form 8-K, dated on or about the date hereof (the “Form 8-K”), of TMC the metals company Inc. (the “Company”), consents to:

●	the filing and use of the technical report summary titled “Technical Report Summary of Prefeasibility Study of NORI Area D, Clarion Clipperton Zone” with an effective date of August 4, 2025 (the “Technical Report Summary”), prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (“S-K 1300”), as an exhibit to and referenced in the Form 8-K;

●	the incorporation by reference of the Technical Report Summary into the Company’s Registration Statements on Form S-8 (File Nos. 333-261221, 333-265318, 333-265319, 333-270875, 333-270876, 333-278222, 333-278223, 333-286191 and 333-286192) and Form S-3 (File Nos. 333-267479, 333-275822 and 333-260126) (collectively, including any amendments or supplements thereto or any other Registration Statement relating thereto filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, the “Registration Statements”);

●	the use of, and references to, our name, including our status as an expert or “qualified person” (as defined in S-K 1300), in the Form 8-K, the Technical Report Summary and the Registration Statements; and

●	the use of the information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that was prepared by us, that we supervised the preparation of and/or that was reviewed and approved by us, that is included in or incorporated by reference into the Form 8-K and the Registration Statements.

CEA is responsible for authoring, and this consent pertains to, Sections 1.7, 10, 12.2.11, 14, 15 and 22.7 of the Technical Report Summary.

Dated this 30th day of July, 2025

/s/ Cameron Harris
Cameron Harris Co-Founder
Signature of Authorized Person for
Canadian Engineering Associates Ltd, a Qualified Third-Party Firm